Exhibit 10.1

REAL ESTATE LEASE

This Real Estate Lease (“Lease”) is made this 1st day of September, 2021, between Sunflower Bank, N.A. (“Landlord”), and XXXXX (“Tenant”).

Section 1 - Premises and Use. Landlord owns the real property, furniture, fixtures, equipment, and buildings located at 17171 County Road 21, Fort Morgan, CO and 12555 Energy Road, Fort Morgan, CO (“Premises”). Landlord, in consideration of the rents agreed to be paid by Tenant as hereinafter specified, and the terms and conditions contained herein, hereby leases the properties to Tenant (“Leased Premises”).

Tenant shall use the Leased Premises solely for the purpose of processing and storage of industrial hemp, and for no other purpose without obtaining the prior written consent of Landlord, which shall not be unreasonably withheld for uses consistent with Landlord’s then existing use criteria for the Premises.

Section 2 - Term and Renewal. This Lease shall be for a Term of Month to Month, which shall commence on the 1st day of September, 2021, and terminate 30 days after either party notifies the other of their intent to terminate this Lease.

Section 3 - Rent and Other Expenses. Tenant shall be responsible for the following:

(a) Rent. Tenant shall pay, without abatement, deduction, or offset, to Landlord each month in the amount of $22,250.00 due on the first day of each and every successive month. (“Base Rent”). Tenant shall forward all Base Rent payments, as well as Additional Rent payments, to Landlord at Landlord’s address stated in the “Notices” Section of this Lease.

(b) Additional Rent. In addition to such Base Rent, during any Term of this Lease, Tenant agrees as follows:

(1) Maintenance and Repairs. Tenant shall, at Tenant’s own expense, perform all routine and non-routing maintenance and repairs to the Premises during the term of this Lease, provided, however, that Tenant shall not perform any non-routine maintenance and repairs without Landlord’s prior written consent, which consent shall not be unreasonably withheld. “Routine” maintenance and repairs shall be maintenance and repairs that do not exceed One Thousand and No/100 Dollars ($1,000.00) in a singular event. “Non-routine” maintenance and repairs shall be maintenance and repairs that exceed One Thousand and No/100 Dollars ($1,000.00) in a singular event. Tenant shall keep the Premises, including the public and private parking areas, driveways, and walks which are associated with or a part of the Premises in a clean, orderly, and slightly condition, free and clear of debris. Subject to the provisions of this Section 3(b)(1), Tenant shall regularly perform Routine and Non-routine maintenance and repairs to the exterior of the building, the roof, structural supports, foundations, gutters, and the heater and air conditioning units, and landscaping areas, which shall be kept in a neat and slightly condition. Tenant shall surrender the Premises at the expiration or termination of this Lease in as good of condition as received by Tenant, normal wear and tear casualty excepted.

Sunflower Bank, N.A. Real Estate Lease	Page 1	Rev. 01/2015

If Tenant does not comply with this Section 3(b)(1) of this Lease, Landlord may, at its discretion and without notice to Tenant, pay all such amounts required to be paid by Tenant. Such amounts advanced by Landlord will be billed by Landlord to Tenant, as Additional Rent, which Tenant shall pay to Landlord by no later than 14 days after such billing.

(2) Utilities. Tenant shall obtain and maintain all utilities at the Leased Premises, in its own name, and shall pay all utility bills or charges for services consumed at the Leased Premises, as and when they shall be due and payable.

(3) Taxes. Landlord shall be responsible for payment of all real property taxes assessed against and attributable to the Leased Premises for the period of the term of this Leases and shall pay the same as and when they shall be due and payable. Tenant shall be solely responsible for payment of all personal property taxes assessed against personal property located on the Leased Premises. If Tenant does not comply with this Sections 3(b)(1)(3) of this Lease, Landlord may, at its discretion and without notice to Tenant, pay all such amounts required to be paid by Tenant. Such amounts advanced by Landlord will be billed by Landlord to Tenant, as Additional Rent, which Tenant shall pay to Landlord by no later than 14 days after such billing.

(4) Liability and Casualty Insurance. Tenant shall, at its expense, keep in force, for the mutual benefit of Landlord and Tenant, comprehensive general public liability insurance. Such insurance shall insure Landlord and Tenant against claims and liabilities for personal injury, death, or property damage arising from the use, occupancy, disuse, or condition of the Leased Premises, or adjoining areas or ways, providing protection of at least $1,000,000 for bodily injury or death to any one person and at least $1,000,000 for any one accident or occurrence, with an aggregate level of protection of $2,000,000. Tenant, at its expense, shall at all times during the term of this Lease also maintain fire, and extended coverage casualty insurance for the building and other improvements on the Premises, with such comprehensive or so called “All risk” endorsements and in such amounts as Landlord may, from time to time, deem reasonably necessary, but in no case less than the full extent of the insurable value of the building on the Premises. Tenant shall provide Landlord with certificates of insurance showing Landlord as an additional insured on such policies. The certificates shall provide for a thirty (30) day written notice to Landlord in the event of cancellation or material change in the coverage.

In addition, Landlord shall be permitted to retain any other insurance policies on the Premises as it deems appropriate to protect its interests.

If Tenant does not comply with this Section 3(b)(4) of this Lease, Landlord may, at its discretion and without notice to Tenant, pay all such amounts required to be paid by Tenant. Such amounts advanced by Landlord will be billed by Landlord to Tenant, as Additional Rent, which Tenant shall pay to Landlord by no later than 14 days after such billing.

(5) Interest. All unpaid amounts of Base Rent and Additional Rent due Landlord under this Lease shall bear interest at the less of 18% per annum, or the maximum allowable legal rate in effect in the State of Colorado from the due date until paid in full.

Sunflower Bank, N.A. Real Estate Lease	Page 2	Rev. 01/2015

Section 4 – Security Deposit. Tenant agrees to deposit with Landlord upon the execution of this Lease the sum of $22,250.00 (“Security Deposit”) which sum shall be in addition to the payment for the first month’s rent, as security for the full and faithful performance by Tenant of each term, provision, covenant, and condition of this Lease. In the event that Tenant defaults in respect to any of the terms, provisions, covenants, and conditions of this Lease, including but not limited to payment of Rent and Additional Rent, Landlord may use, apply, or retain the whole or any part of the Security Deposit for the payment of any Rent and Additional Rent in default or for any other sum which Landlord may expend or be required to expend by reason of Tenant’s default, including any damage or deficiency in the re-letting of the Leased Premises. If any portion of the Security Deposit is used or applied by Landlord for reasonable cause in accordance with this Section, Tenant shall, within five (5) days after written demand by Landlord, deposit cash with Landlord in amount sufficient to restore Security Deposit to its original amount, and Tenant’s failure to do so shall be a default under this Lease. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants, and conditions of this Lease, the Security Deposit or any balance remaining shall be returned to Tenant upon the termination of the Lease and after the removal of Tenant and the surrender of possession of the Leased Premises to Landlord. Tenant shall not be entitled to any interest on the Security Deposit.

Section 5 - Condition of Leased Premises. Tenant agrees that the Leased Premises are tenantable and in good condition, and its taking possession shall be conclusive evidence of receiving the Leased Premises in good order and repair. Upon termination of this Lease, Tenant shall surrender the Leased Premises to Landlord in as good a condition as on the date it took possession, except for ordinary wear and tear.

Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Leased Premises or with respect to the suitability of the Leased Premises or the Premises for the conduct of Tenant’s business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Leased Premises or the Premises, except as may be provided in writing in this Lease. Tenant acknowledges that Landlord may from time to time, at its sole discretion, make such modifications, alterations, repairs, deletions or improvements to the Premises as Landlord may deem necessary or desirable, without compensation or notice to Tenant. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums paid by Landlord on its insurance related to the Premises.

Section 6 - Indemnification. Tenant shall hold harmless and indemnify Landlord, its agents and employees, against all liability, loss, damage, expense, and judgment, including attorneys’ fees so incurred, relating to Tenant’s use of the Leased Premises, including but not limited to any damage, neglect, or misadventure arising from or in any way growing out of the use, misuse, or abuse of the Leased Premises, or any failure of Tenant to comply with the terms of this Lease. In addition, such indemnity shall extend to any liability imputed to Landlord resulting from Tenant’s failure to comply with all federal, state, county, and city laws, ordinances and regulations, including but not limited to, the A.D.A. and all applicable environmental laws. Each party shall give immediate written notice to the other of all claims, actions, or proceedings brought against the party giving such notice. Tenant agrees to defend against all claims brought or actions filed against Landlord with respect to Tenant’s use of the Leased Premises, whether such claims are rightfully or wrongfully brought or filed. Landlord agrees that Tenant may employ attorneys of its own selection to appear and defend the claim or action on behalf of Landlord, at the sole expense of Tenant. Tenant shall have control of the defense in any such lawsuit and negotiations relating to its settlement. Landlord shall assist Tenant as reasonably requested by Tenant regarding such lawsuit. Tenant agrees to reimburse Landlord for all expenses, costs, and attorneys’ fees incurred by Landlord in the enforcement of any part of Tenant’s agreement to indemnify Landlord.

Sunflower Bank, N.A. Real Estate Lease	Page 3	Rev. 01/2015

Section 7 - Improvements. Tenant shall not make any improvements, alterations, or other changes or additions in or to the Leased Premises without the prior written consent of Landlord in each instance. Landlord agrees that its consent shall not be unreasonably withheld. All such alterations, additions, or improvements shall be completed in a workmanlike manner and shall not weaken or impair the structural strength or lessen the value of the Premises, or change the purposes(s) for which the Premises, or any part, may be used. Tenant shall repair any damage to the Leased Premises caused by removal of such alterations, changes, or additions.

Section 8 - Liens. Tenant shall not do or allow anything to be done whereby the Premises may be encumbered by a mechanics’ lien or any other lien and shall, whenever and as often as any mechanics’ lien or other lien is filed against the Premises purporting to be for labor or material furnished or to be furnished to Tenant, discharge the same of record within 10 days after the date of filing. Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant. Tenant further agrees that it shall indemnify and hold Landlord harmless from any such payment or from damages and expenses associated with any such lien.

Section 9 - Assignment of Lease. Tenant shall not, either voluntarily or by operation of law, assign this Lease, or any interest therein, and shall not sublet the Leased Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and servants of Tenant excepted) to occupy or use the Leased Premises, or any portion thereof, without the prior written consent of Landlord in each instance. Any consent to one assignment, subletting, occupation or use by any other person, shall not be deemed to be consent to any subsequent assignment, subletting, occupation or use by another person. Any such assignment or subletting without such consent shall be void, and shall, at the option of Landlord, terminate this Lease.

Section 10 - Landlord’s Right of Entry. Tenant agrees at any reasonable time to permit entry onto the Leased Premises, in the presence of a representative of Tenant, by or on behalf of Landlord for the purposes of: (1) inspecting the Leased Premises; (2) tendering the Leased Premises for sale or encumbrances; and (3) maintenance or making any repairs or alterations in the structure on the Leased Premises.

Section 11 - Personal Property. All of Tenant’s easily removable articles of personal property, business and trade fixtures, machinery, equipment, and furniture shall be and remains the property of Tenant, and may be removed by Tenant upon the expiration of this Lease. Tenant, however, shall repair any and all damage to the Leased Premises caused by such removal, and shall additionally be liable to Landlord for any damages caused by such removal or repairs. Tenant hereby expressly agrees that the crane systems are fixtures of the properties and owned by Landlord.

Sunflower Bank, N.A. Real Estate Lease	Page 4	Rev. 01/2015

Section 12 - Risk of Loss. All property of any kind that may be on the Leased Premises during any Term of this Lease, or any renewal thereof, shall be at the sole risk of Tenant, and Landlord shall not be liable to Tenant or any other person for any injury, loss, or damage to the property of any person on the Leased Premises, except resulting from the negligence of Landlord.

Section 13 - Compliance with Law. Tenant shall comply with all applicable federal, state, county, and city laws, ordinances, and regulations regarding construction, sanitation, licenses, or permits to do business and all other matters.

Section 14 - Quiet Enjoyment. Landlord hereby covenants that Tenant, upon paying Rent and Additional Rent as herein provided, and performing all covenants and agreements herein contained to be performed on the part of Tenant, shall and may peacefully and quietly have, hold, and enjoy the Leased Premises during the Term of this Lease, but no rights to air or light are granted.

Section 15 - Breach of Lease and Waiver. If Tenant fails to make a required Rent or Additional Rent payment within 10 days after the due date, or Tenant fails to comply with any other term of this Lease within 30 days after written notice to so comply has been mailed to Tenant by Landlord, such failure shall be deemed as an immediate breach and forfeiture of this Lease. In such case, all unpaid installments of Rent and Additional Rent and other expenses herein provided for shall immediately become due and payable. In addition, Landlord shall be entitled to exercise all rights afforded them under Colorado law, including the rights to declare the Lease forfeited, to recover immediate possession of the Leased Premises, and to recover its reasonable attorneys’ fees and costs incurred in remedying any breach. Further, notwithstanding that Landlord may elect to terminate this Lease, and during the full period that would otherwise have constituted the balance of any Term of this Lease, Tenant shall continue to be liable for the performance of all the covenants of Tenant under this Lease, including Tenants’ covenant to pay the full amount of Rent and Additional Rent stated above. Landlord, at its option, may rent the Leased Premises to a term(s) that may be shorter or longer than the balance of the Term hereof, in which case Landlord shall apply any moneys collected first to the expense of resuming or obtaining possession of and reletting the Leased Premises, and second, to the payment of the Rent and Additional Rent due and to become due to Landlord hereunder, with Tenant remaining liable for any deficiency. The waiver by Landlord of any breach of any term of this Lease shall not be deemed to be a waiver of such term as to any subsequent breach of the same or any other term of this Lease. The parties further understand and agree that if the same or a similar violation occurs after the appropriate remedy period, the Landlord may give the Tenant a 30 notice of termination of this Lease without providing an opportunity to remedy the violation.

Section 16 - Damage by Casualty or Fire.

(a) Partial Destruction. If the Leased Premises is partially damaged by fire or other cause without the fault or neglect of Tenant, Tenant’s servants, employees, visitors, agents, or licensees, the damages shall be repaired by Landlord. The Base Rent, until such repairs are completed, shall be apportioned and abated according to the portion of the Leased Premises that is usable by Tenant. If such partial damage is due to the fault or neglect of Tenant, Tenant’s servants, employees, visitors, agents, or licensees, the damages shall be repaired by Tenant, at Tenant’s expense, and there shall be no apportionment or abatement of Base Rent.

Sunflower Bank, N.A. Real Estate Lease	Page 5	Rev. 01/2015

 (b) Substantial Destruction. If the Leased Premises are substantially damaged or rendered wholly untenantable by fire, wind, explosion, or other casualty, or if any part of the Leased Premises is taken under the power of eminent domain, then this Lease shall automatically terminate at the option of either Landlord or Tenant upon written notice to the other party within 30 days after the date of the applicable event. If Tenant is not in default under this Lease, then, upon the termination of this Lease under the conditions provided in the sentence immediately preceding, Tenant’s liability for Base Rent and Additional Rent shall cease as of the day following the casualty. All casualty insurance proceeds and all proceedings and damages from any such taking of any part of the Leased Premises by eminent domain shall be payable, in full, and shall be the property of Landlord. Such amounts include, but are not limited to, any damages or proceeds paid as compensation for loss of value of the leasehold estate, or loss of any part of the Leased Premises. Tenant hereby assigns and transfers to Landlord all such awards and proceeds granted in connections with such casualty loss and eminent domain proceeding.

Section 17 - Termination. Tenant agrees that upon the expiration of any Term of this Lease, or its earlier termination in any other way as set forth herein, Landlord may, with or without process or law, enter into the Leased Premises and each and every part thereof, to expel, remove Tenant and every other person(s) occupying or having possession thereof, to immediately retake possession of the Leased Premises without thereby occasioning any forfeiture of the obligations of Tenant previously accrued under this Lease. Further, if Tenant is declared insolvent or bankrupt, if any assignment of its property shall be made for the benefit of its creditors or others, if Tenant’s leasehold interest herein is levied upon under execution, or taken through any writ of any Court of law, or if a trustee in Bankruptcy or a receiver is appointed for Tenant’s property, then and upon the happening of any one of these events, Landlord may immediately, with or without notice, terminate and cancel this Lease, and immediately retake possession of the Leased Premises without occasioning any forfeiture of the obligations of Tenant previously accrued under this Lease.

Section 18 - Holding Over. If Tenant holds over in possession after the expiration of a Term of this Lease, or any extension or renewal thereof without having renewed the same or without having entered into a new lease, such holding over shall not be deemed to extend the Term or renew the Lease, but shall be a month-to-month tenancy created upon the same covenants and conditions as are herein set forth, at the monthly rate of rental in effect during the last month of the previous Term, until terminated at the end of any rental month by either party by serving upon the other not less than 30 days previous notice in writing of such termination.

Section 19 - Signs. Tenant shall not erect, affix, or display on the exterior or interior walls, door, and windows of the Premises any signage. At Tenant’s request, Landlord may include Tenant’s name on any building-wide directories maintained by Landlord.

Section 20 – Subordination. Tenant shall subordinate its rights hereunder in this Lease to any mortgage(s) or lien from any method of financing or refinancing, now or hereafter in force against the land and/or buildings of the Premises is a part; provided, however, that such mortgagee shall recognize the validity and continuance of this Lease in the event of a foreclosure of the Landlord’ interest, as long as the Tenant shall not be in default under the terms of this Lease. Tenant agrees to execute and deliver to Landlord, within 20 days after request by Landlord, a subordination agreement prepared with respect to a particular mortgage, or other financing lien. Tenant’s failure to timely deliver such agreement shall constitute a default under this Lease.

Sunflower Bank, N.A. Real Estate Lease	Page 6	Rev. 01/2015

Section 21 – Estoppel Certificate. Tenant shall, within 20 days after written request from Landlord, execute, acknowledge, and deliver to Landlord, or to Landlord’ mortgagee (or other lender or purchaser), any estoppel certificate requested by Landlord, from time to time, which estoppel certificates shall show whether the Lease is in full force and effect and whether any changes may have been made to the original Lease; whether there are any defaults by Landlord, and if so, the nature of such defaults, whether possession has been assumed and all improvements to be provided by Landlord have been complete, and whether rent has been paid more than 30 days in advance and that there are no liens, changes, or offsets against rental due or to become due and that the address shown on such estoppel certificate is accurate, and containing such other matters as Landlord may reasonably require.

Section 22 - Parking. Tenant agrees to cause its employees and customers to park only in such places as provided and designated by Landlord.

Section 23 - Hazardous Materials. Tenant agrees that it shall not, without the prior written consent of Landlord, use or permit to be used on or bring onto or about the Premises, any materials that have been or are in the future determined to be “hazardous” by any federal, state, or local governmental agency. Tenant shall and hereby agrees to defend, indemnify and hold the Landlord harmless from any against any claim asserted by, or any liability to any person, including without limitation, any agency, branch or representative of federal, state, or local government, on account of any personal injury or death or damage, destruction or loss of property (whether it be sudden and accidental or gradual and steady) resulting from or arising out of Tenants’ usage, storage, or disposal of hazardous materials on the Premises or Tenant’s generation, brokerage, or transference of any hazardous materials from the Premises.

Section 24 - Notices. For purposes of this Lease, notices and all other communications provided for herein shall be in writing and shall be deemed to have been given when delivered in person or deposited in the United States mail, certified, return receipt requested, postage prepaid, addressed as follows:

If to Landlord:	Sunflower Bank, N.A.
Attn: Kevin Krebaum 3025
Cortland Circle
Salina, KS 67401
Tel. 785-493-8816

If to Tenant:

The parties may designate such other address(es) from time to time by written notice to the other party, except that notices of changes of address shall be effective only upon receipt.

Section 25 – Confidentiality. Tenant shall keep the content and all copies of this Lease, related documents or amendments now or hereafter entered, and all proposals, materials, information and matters relating thereto strictly confidential, and shall not disclose, disseminate or distribute any of the same, or permit the same to occur, except to the extent reasonably required for proper business purposes by Tenant’s employees, attorneys, insurers, auditors, and lenders, and except as may be required by Law or court proceedings.

Sunflower Bank, N.A. Real Estate Lease	Page 7	Rev. 01/2015

Section 26 - Relationship of the Parties. Nothing contained herein shall be deemed or construed by the parties, nor by any third party, as creating a relationship between the parties hereto other than the relationship of Landlord and Tenant.

Section 27 - Binding Agreement. This Lease shall extend to and be binding upon the heirs, administrators, successors, representatives, trustees, and assigns of the Parties.

Section 28 - Severability. If any provision of this Lease is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Lease shall remain in full force and effect.

Section 29 - Entire Agreement. The making, execution, and delivery of this Lease have been induced by no representations, statements, warranties, or covenants other than those expressed herein. The provisions of this Lease constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, oral or written, and all other communications relating to the subject matter hereof. No amendment or modification of any provision of this Lease shall be effective unless set forth in a document, executed by both parties, that purports to amend this Lease.

Section 30 - Counterparts. This Lease may be executed in counterparts but shall constitute and be one agreement notwithstanding the fact that it may be separately executed.

Section 31 - Governing Law and Jurisdiction. This Lease shall be governed by the laws of the State of Colorado. The parties hereto further consent and agree that personal jurisdiction, subject matter jurisdiction and venue all lie in Denver County, Colorado and further consent and agree that any action(s) commenced regarding this Lease shall be litigated in the District Court of Denver County, Colorado.

Section 32 - Headings. The headings contained in this Lease are for purposes of reference only and shall not in any way affect the meaning or interpretation of this Lease.

IN WITNESS WHEREOF, the parties hereto have subscribed their names the day and year first above written.

LANDLORD:	TENANT:

SUNFLOWER BANK, N.A.	XXXXXX

By:	By:
Title:	Title:

Sunflower Bank, N.A. Real Estate Lease	Page 8	Rev. 01/2015

EXHIBIT A

Sunflower Bank, N.A. Real Estate Lease	Page 9	Rev. 01/2015